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                                                                   Exhibit 10(e)

                         AMENDMENT TO SANTA FE PACIFIC
                        CORPORATION SEVERANCE AGREEMENT


        The Santa Fe Pacific Corporation Severance Agreements ("Severance Agreements") as adopted effective May 27, 1987, and as amended from time to time, is hereby further amended, effective as of the adoption hereof, as set forth below.


                                 ARTICLE FIRST

        In the third paragraph of the Severance Agreement, the phrase "or its Affiliates", should be inserted after the word "Corporation" where it first and third appears therein.


                                ARTICLE SECOND

        All references to "Santa Fe Southern Pacific" shall be deleted wherever it appears therein and "Santa Fe Pacific" inserted in its stead.


                                 ARTICLE THIRD

        Paragraph number 1 of the Severance Agreement shall be amended by substituting the following after the second semicolon therein:


           "and provided further, that if a change in control of the Corporation, as defined in Section 2, shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of not less than the later of (a) thirty-six (36) months beyond the month in which such change in control of the Corporation occurred, (b) in the event Interstate Commerce Commission approval of such change in control involving the Corporation or its Affiliate is required, the effective date of the Interstate Commerce Commission approval or, if later, the first anniversary of the consummation of the transaction, provided, however that if the Corporation determines that it will not consummate the transaction, the date of such determination, or (c) in the event that Interstate Commerce Commission approval of such change in control involving the Corporation or its Affiliate is required, and the Interstate Commerce Commission determines that the proposed transaction will not be approved, the date of such Interstate Commerce Commission determination."


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                                ARTICLE FOURTH

Section 3(iv) shall be amended by substituting the following in its stead:

        (iv) Good Reason. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, the occurence after a change in control of the Corporation of any of the following circumstances unless, in the case of paragraphs (a), (b), (c), and (d), such circumstances are corrected in all material respects prior to the Date of Termination (as defined in Section 3(vi)) specified in the Notice of Termination (as defined in Section 3(v)) given is respect thereof:

                (a) Position and Duties. The assignment to you of a position with the Corporation or an Affiliate of the Corporation that violates the following requirements of Section 3(iv)(a)(I) or
                Section 3(iv)(a)(II):

                        (I) Management. You shall not be
                        assigned a position that is not a
                        senior management position. However,
                        this Section 3(iv)(a)(I) shall not
                        prevent your being assigned a senior
                        management position: (A) with an
                        Affiliate of the Corporation,
                        provided that such assignment does
                        not result in a significant
                        reduction of your responsibilities;
                        (B) with responsibilities that are
                        different from the responsibilities
                        assigned to you imemediately prior
                        to the time of the change in control
                        of the Corporation, provided that
                        such assignment does not result in
                        a significant reduction of your
                        responsibilities; or (C) with
                        reporting relationships that are
                        different from your reporting
                        relationships immediately prior to
                        the time of change in control of the
                        Corporation, provided that such
                        assignment does not result in a
                        significant reduction of your
                        responsibilities.

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                        (II) Significant Adverse
                        Change in Duties. You shall
                        not be assigned a position
                        that requires a significant
                        adverse alteration in the
                        nature or status of
                        responsibilities or conditions
                        from those in effect immediately
                        prior to a change in control
                        of the Corporation, provided
                        this will not preclude a
                        change in a reporting
                        relationship.

        Assignment with Affiliate. This Section 3(iv)(a) shall not prevent your being assigned to a position with an Affiliate of the Corporation, but only to the extent that any such position satisfies the requirements of
        Section 3(iv)(a)(I) and Section 3(iv)(a)(II).

                (b) Compensation. The failure by the Corporation to provide compensation to you which satisfies the requirements of all of Section 3(iv)(b)(I), Section 3(iv)(b)(II), Section 3(iv)(b)(III) and
                Section 3(iv)(b)(IV):

                        (I) Current Compensation.
                        The rate of your annual
                        salary and other current
                        cash compensation
                        (disregarding compensation
                        that is contingent on
                        satisfaction of performance
                        standards) shall not be
                        less than the rate of your
                        annual salary and other
                        current cash compensation
                        (disregarding compensation
                        that is contingent on
                        satisfaction on performance
                        standards) immediately
                        prior to the change in
                        control of the Corporation,
                        except that such compensation
                        may be reduced if there are
                        comparable reductions for all
                        senior management employees
                        of the Corporation (or all
                        senior management employees
                        of the Corporation or all
                        senior management employees
                        of an Affiliate of the
                        Corporation, if you are then
                        employed by the Affiliate)
                        and all management personnel
                        of any person in control of
                        the Corporation.



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                      (II) Fringe benefits. You and your
                      family shall be provided with fringe
                      benefit coverage while employed by
                      the Corporation or an Affiliate on
                      substantially the same basis, and to
                      substantially the same extent, as such
                      coverage is provided to other senior
                      management employees of the
                      Corporation or an Affiliate from
                      time to time. For purposes of this
                      Section 3(iv)(b)(II), the term "fringe
                      benefit coverage" shall include
                      coverage provided under any plan
                      that is a welfare benefit plan (as
                      defined in ERISA, which defines
                      welfare benefit plans to include such
                      things as life insurance, health
                      (medical), accident and disability
                      plans) or a pension plan (as defined
                      in ERISA).

                      (III) Material Compensation Plans.
                      The failure of the Corporation to
                      maintain compensation plans that are
                      material to your aggregate
                      compensation in effect prior to a
                      change in control of the Corporation,
                      unless an equitable substitute
                      arrangement is adopted, both in
                      respect to the amount of benefits and
                      level of participation relative to other participants, and in respect to benefits and level of participation that existed at the time of the change of control of the Corporation.

                      (IV) Vacation. You shall be provided
                      with the number of paid vacation
                      days to which you are entitled on the
                      basis of your years of service with
                      the Corporation in accordance with
                      the Corporation's normal vacation
                      policy in effect immediately prior to
                      the change in control of the Corporation.



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              (c) Relocation. The relocation of the Corporation's
              principal executive offices to a location outside the Chicago Metropolitan Area (or, if different, the metropolitan area in which such offices are located immediately prior to the change in control of the Corporation) or the Corporation's requiring you to be based anywhere other than the Corporation's principal executive offices except to the extent you were based outside the principal executive offices prior to the change in control of the Corporation or except to the extent for required travel on the Corporation's business to the extent substantially consistent with your business travel obligations prior to the change in control of the Corporation). Notwithstanding the foregoing, if you retain or are offered a position in another location that is equal to or better in status and responsibilities than the position you held at the time of the change in control of the Corporation, you shall not be entitled to benefits under this Agreement on an after-tax basis, as set forth in Section 4(iii)(g).

              (d) Assumption by Successor. The failure of any successor to the corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated by Section 5 of this Agreement.

     Your right to terminate your employment pursuant to this Section 3(iv) shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason under this Agreement. For purposes of this Agreement, the term "Affiliate" means (I) any person during any period in which the person directly or indirectly owns more than 50% of the voting power of the Corporation and (II) any other person if more than 50% of the combined voting power of the securities of such person is directly or indirectly owned by the Corporation or by any person described in clause (I) next above.


                                ARTICLE FIFTH


     Section 4(iii)(b) shall be amended in respect to Severance Agreements held by Senior Executives as follows:

     (b)   You shall be entitled to the following:



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          (I)  If your employment by the Corporation shall be terminated by the
               Corporation other than for Cause or Disability, or if your employment by the Corporation shall be terminated by you for Good Reason described in Section 3(iv)(b)(I) or Section 3(iv)(b)(III) (relating to certain reductions in compensation), then the Corporation shall pay to you a lump sum severance payment equal to the sum of: (A) 200% of your Annual Salary (as described below), which shall be in lieu of any further salary payments to you for periods subsequent to your Date of Termination, and (B) 200% of the Maximum Incentive Award (as described below), which shall be in lieu of any further payments to you under the Corporation's Annual Incentive Compensation Plan for the year in which your Date of Termination occurs, and for any subsequent years. Payments under this paragraph (I) shall be made to you at the time specified in Section 4(iv).

          (II) If your employment by the Corporation shall be terminated by you for Good Reason, other than for Good Reason described in Section 3(iv)(b)(I) and Section 3(iv)(b)(III) (relating to certain reductions in compensation), then the Corporation shall make monthly installment payments to you, at an annual rate equal to the sum of (A) your Annual Salary plus (B) the Maximum Incentive Award, which payments shall be made for the period beginning on your Date of Termination and ending on the earliest to occur of
               1) the 24-month anniversary of your Date of Termination; 2) the date of your death; or 3) the date you are in Competition (as described below). If payments under this paragraph (II) terminate by reason of your being in Competition, such payments shall not recommence regardless of whether you subsequently refrain from Competition. Amounts payable under this paragraph (II) shall be in lieu of any further salary payments to you for periods subsequent to your Date of Termination, and shall be in lieu of any further payments to you under the Corporation's Annual Incentive Compensation Plan for the year in which your Date of Termination occurs, and for any subsequent years. Payment under this paragraph (II) shall be made in installments notwithstanding any provisions of Section 4(iv) to the contrary unless mutually agreed by the parties.

           For purposes of this Section 4:

           1) Your "Severance Payments" shall be the payments provided under paragraphs 4(iii)(b), (c) and (d) of this Agreement.

           2) Your "Annual Salary" shall be your annual salary as in effect as of your Date of Termination, the highest consecutive twelve (12) months' salary over the twenty-four (24) month period preceding your Date of Termination, or your annual salary in effect immediately prior to the change in control of the Corporation, whichever is greatest.

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           3)  Your "Maximum Incentive Award" shall be the maximum incentive award payable to you under the Corporation's Annual Incentive Compensation Plan for the year in which your Date of Termination occurs, assuming for purposes hereof that all performance objectives for such year had been met at the maximum levels and that you are entitled to a full award thereunder.

           4) You shall be considered to be in "Competition" during any period in which you are employed by, perform any material services for, or own any interest in (except for an interest of not more than 1% in any publicly traded business) any Class I railroad, or any company or other enterprise that offers shipping services to the public (including, without limitation, trucking services, rail services, air-freight services, and water-going freight services).

     Notwithstanding the foregoing provisions of this Section 4(iii)(b), in no event shall the amount payable under this Section 4(iii)(b) exceed the sum of the amount of salary payments plus the amount of bonus payments (determined on the basis used for determining the amount of your Maximum Incentive Award, above), on an undiscounted basis, which you would have received had you remained in the employ of the Corporation until the earlier of 1) your "Normal Retirement Date" (as defined in the Corporation's Retirement Plan) to the extent permitted by law or 2) the date on which you are subject to mandatory retirement. You may elect, in lieu of receipt of the salary replacement payments described in Section 4(iii)(b)(I)(A) or Section 4(iii)(b)(II)(A), whichever is applicable, the benefits provided for under Section C.1.c. or Section C.1.d, Section D.3, Section D.4, and Section D.5 of The Atchison, Topeka and Santa Fe Railway Company Severance Program, as they may be amended from time to time (the "Severance Program"), the terms and provisions of which are incorporated herein by reference. This Severance Agreement is part of a formal severance program and you will receive Vesting and Benefit Service for the period in which severance payments are made.

                                 ARTICLE SIXTH

     Section 4(iii)(b) shall be amended with respect to Severance Agreements held by Senior managers as set forth above, with the deletion of the phrase "200% of" whenever it appears in Section 4(iii)(b)(I), and by the substitution of the phrase "12-month anniversary" for the phrase "24-month anniversary" where the latter phrase appears in Section 4(iii)(b)(II).

                                ARTICLE SEVENTH

     Section 4(iii)(c) and 4(iii)(d) shall be amended by inserting the phrase "Long Term Incentive Stock Plan" and before the phrase "Incentive Stock Compensation Plan", where it appears therein.




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                                ARTICLE EIGHTH

Section 4(iii)(g) shall be amended by inserting the following at the beginning thereof:

     "(g) the Corporation shall pay you an additional amount necessary to provide the benefits under subsection (b) on an after-tax basis, (except that this benefit shall be limited to the extent set forth in Section 3(iv)(c) relating to termination for good reason; however, ..."

The Severance Agreements shall otherwise remain in full force and effect.

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